


                                                 Registration No. 333-74847


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                              --------------------

                                  ALLFIRST BANK
               (Exact name of trustee as specified in its charter)

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
MARYLAND                                              52-0312840
(State or other jurisdiction                         (I.R.S. Employer Identification No.)
of incorporation or formation)

25 SOUTH CHARLES STREET
BALTIMORE, MARYLAND                                                        21201
(Address of principal                                                 (Zip code)
executive offices)
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                      GREGORY K. THORESON, GENERAL COUNSEL
                                  ALLFIRST BANK
                             25 SOUTH CHARLES STREET
                            BALTIMORE, MARYLAND 21201
                                 (410) 244-3800
                  (Name, address and telephone number of agent
                             for service of process)

                         CIT EQUIPMENT COLLATERAL 2000-2
               (Exact name of obligor as specified in its charter)


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
         DELAWARE                                                      52-7109880
(State or other jurisdiction                         (I.R.S. Employer Identification No.)
of incorporation or formation)
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
C/O CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
1201 MARKET STREET
WILMINGTON, DELAWARE                                                   19801
(Address of principal                                             (Zip code)
executive offices)
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                             RECEIVABLE-BACKED NOTES
                       (Title of the indenture securities)






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ITEM 1.  GENERAL INFORMATION.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         Federal Reserve Bank of Richmond, Richmond, Virginia 23261.
         Maryland Bank Commission, Baltimore, Maryland 21202
         Federal Deposit Insurance Corporation, Washington, D.C. 20429.

         (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

         (Because responses from the obligor and the underwriters have not yet been received, Item 2 is at the date hereof based upon incomplete information but is believed to be correct and may be considered to be complete unless modified by an amendment to this Form T-1).

ITEM 16. LIST OF EXHIBITS.

         List below all exhibits filed as a part of this statement of eligibility.

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
Exhibit
-------
1           A copy of the articles of incorporation, as amended, of the trustee as now in effect is incorporated herein by reference to Exhibit 1 to
            Form T-1

2 A copy of the certificate of authority of the trustee to commence business is incorporated herein by reference to Exhibit T1-2 to Form
            T-1 (Exhibit 26 to the Registration Statement on Form S-2,
            Registration No. 2-98697)

3 A copy of the authorization of the trustee to exercise corporate trust powers is incorporated herein by reference to Exhibit T1-3 of Amendment No. 1 to Form T-1 (Exhibit 26 to the Registration
            Statement on Form S-3, Registration No. 33-18373)

4 A copy of the existing bylaws of the trustee is incorporated herein by reference to Exhibit 4 to Form T-1
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



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
5           Not applicable

6           The consent of the trustee required by Section 321(b) of the Act

7 A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority

8           Not applicable

9           Not applicable
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



                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Allfirst Bank, a corporation organized and existing under the laws of the State of Maryland, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Baltimore and State of Maryland, on September 21, 2000.

                                              ALLFIRST BANK

                                              By:  /s/ David L. Williams
                                                   ------------------------
                                                   David L. Williams
                                                   Senior Vice President






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         Exhibit 6
         ---------

                               Consent of Trustee

         Pursuant to the requirements of Section 321(b) of the Trust Indenture
Act of 1939, in connection with the issuance by Household Finance Corporation, we hereby consent that reports of examination by Federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                        ALLFIRST BANK


                                        By:  /s/ David L. Williams
                                             -------------------------
                                             David L. Williams
                                             Senior Vice President







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                                                                       Exhibit 7

Report of Condition Consolidating Domestic and Foreign Subsidiaries of ALLFIRST
Bank, Baltimore, Maryland at the close of business on June 30, 2000 published in response to call made by Comptroller of the Currency, under Title 12, United
States Code, Section 161, Charter No. 04822, Comptroller of the Currency,
Richmond District.

CONSOLIDATED REPORT OF CONDITION
(Dollars in Thousands)


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
ASSETS

Cash and balances due from depository institutions:
         Noninterest-bearing balances
           and currency and coin......................        $  872,081
         Interest-bearing balances....................             1,608
Securities:
  Held-to-maturity securities.........................                 0
  Available-for-sale securities.......................         4,012,517
Federal funds sold and securities purchased
  under agreements to resell..........................           184,810
Loans and lease financing receivables:

  Loans and leases, net of unearned income............        10,924,252
  LESS: Allowance for loan and lease losses...........           154,697
  LESS: Allocated transfer risk reserve...............             1,400
  Loans and leases, net of unearned income,
         allowance, and reserve.......................        10,768,155
Trading assets........................................           237,671
Premises and fixed assets (including
  capitalized leases).................................           184,688
Other real estate owned...............................             9,975
Investments in unconsolidated subsidiaries
  and associated companies............................            70,010
Customers' liability to this bank
  on acceptances outstanding..........................            10,635
Intangible assets.....................................            70,574
Other assets..........................................           512,106

         TOTAL ASSETS.................................        16,934,830
                                                              ==========

LIABILITIES

Deposits:
  In domestic offices.............................   $11,610,587
         Noninterest-bearing......................     2,833,001
         Interest-bearing.........................     8,777,586
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs........................       539,988
         Noninterest-bearing......................             0
         Interest-bearing.........................       539,988
Federal funds purchased and securities
  sold under agreements to repurchase.............     2,004,182
Demand notes issued to the U.S. Treasury..........       142,009
Trading liabilities...............................        70,227
Other borrowed money:
  With a remaining maturity of one year or less...       260,000
  With a remaining maturity of more than one year
    through three years...........................       200,000
  With a remaining maturity of more than three
    years.........................................           179
Bank's liability on acceptances
  executed and outstanding........................        10,635
Subordinated notes and debentures.................       189,000
Other liabilities.................................       529,988

         TOTAL LIABILITIES........................   $15,556,795
                                                     -----------

EQUITY CAPITAL

Perpetual preferred stock and related surplus....              0
Common Stock.....................................         18,448
Surplus..........................................        765,562
Undivided profits and capital reserves...........        676,250
Net unrealized holding gains (losses)
  on available-for-sale securities...............        (82,225)
Cumulative foreign currency transalation
  adjustments....................................              0

         TOTAL EQUITY CAPITAL........................$ 1,378,035

         TOTAL LIABILITIES AND EQUITY CAPITAL....    $16,934,830
                                                      ==========

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